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                                                                       Exhibit F




                                 March 22, 1996


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                  Re:     The Columbia Gas System, Inc.
                          File No. 70-8775

            As counsel for The Columbia Gas System, Inc. ("Columbia"), a Delaware corporation and a holding company registered under the Public Utility Holding Company Act of 1935 (the "Act"), and at its request, I deliver to you this opinion for filing as Exhibit F to the Application-Declaration, as previously amended by Amendment Nos. 1 and 2 and as now amended by Amendment No. 3 (the last being filed simultaneously herewith) (collectively referred to as the "Application-Declaration"), of Columbia requesting authorization, as more fully described in the Application-Declaration to form a subsidiary to market certain consumer services.

            In connection with the above, I have examined:

            (i)   the Application-Declaration, as amended;

            (ii) such other documents, records and matters of law as I deemed necessary to enable me to render this opinion.

            Based upon the foregoing and relying thereupon, I am of the opinion that if the advancement of funds is consummated in accordance with the Application-Declaration:

            (a) all state and federal laws applicable to the proposed transaction will have been complied with;
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            (b)   the consummation of the proposed transaction will not violate the legal rights of the holders of any securities issued by Columbia, or by any associate company thereof.


            I hereby consent to the filing of this opinion as an Exhibit to the Application-Declaration.

                                    Very truly yours,


                                    /s/ Joyce Koria Hayes
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                                    Joyce Koria Hayes, Esquire
                                    Associate General Counsel &
                                      Assistant Secretary

                                    Columbia Gas System Service Corporation